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                                                                     EXHIBIT 5.1

                         [COOLEY GODWARD LLP LETTERHEAD]

March 30, 1999

Planet Polymer Technologies, Inc.
9985 Businesspark Avenue, Suite A
San Diego, CA  92131

RE: FORM S-3 REGISTRATION STATEMENT

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Planet Polymer Technologies, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus"), with the Securities and Exchange Commission covering the registration of an aggregate of 3,353,479 shares of the Company's Common Stock by certain selling shareholders, including 1,138,830 shares of the Company's Common Stock, (the "Shares"), and 2,214,649 shares of the Company's Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants (the "Warrants").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Articles of Incorporation and Restated Bylaws and the Warrants and such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.


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Planet Polymer Technologies, Inc.
March 30, 1999
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP


/s/ LANCE W. BRIDGES
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Lance W. Bridges